    As filed with the Securities and Exchange Commission on October 3, 1997
                                                SEC Registration No. ___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          IMAGEMATRIX CORPORATION
         -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Colorado                                      84-1313108
    ------------------------                   ----------------------------
    (State of Incorporation)                    (I.R.S. Employer I.D. No.)



  400 S. Colorado Boulevard, Suite 500, Denver, Colorado 80222, (303) 399-3700
  ----------------------------------------------------------------------------
       (Address, including zip code, and telephone number, including area code of Registrant's Principal Executive Offices)


                              Gerald E. Henderson
                            ImageMatrix Corporation
                      400 S. Colorado Boulevard, Suite 500
                             Denver, Colorado 80222
                                (303) 399-3700
            -------------------------------------------------------
            (Name, address, including zip code and telephone number
                   including area code of agent for service)

                                   Copies to:
                                   ----------

                          Christopher M. Hazlitt, Esq.
                             Peter J. Jensen, Esq.
                        Chrisman, Bynum & Johnson, P.C.
                             1900 Fifteenth Street
                               Boulder, CO  80302
                                 (303) 546-1300

================================================================================

        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
      -

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /x/
                                                     -

                           --------------------------

                        CALCULATION OF REGISTRATION FEE



                                                      Proposed
                                     Proposed         Maximum
Title of Each         Shares         Maximum          Aggregate    Amount of
Class of Securities   to be          Offering Price   Offering     Registration
to be Registered      Registered     Per Share*       Price*       Fee
-------------------------------------------------------------------------------
Common Stock
(no par value)        1,500,000      $2.44            $3,660,000   $1,109.09



*Estimated solely for the purpose of calculating the registration fee. Computed pursuant to Rule 457(c) on the basis of the closing sale price as quoted on the Nasdaq SmallCap Stock Market system as of the close of trading on September 30, 1997.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

===============================================================================

PROSPECTUS                      1,500,000 SHARES

                            IMAGEMATRIX CORPORATION
                                  COMMON STOCK
                                 (NO PAR VALUE)
                              --------------------

     This Prospectus relates to up to 1,500,000 shares (the "Shares") of the common stock, no par value (the "Common Stock") of ImageMatrix Corporation ("ImageMatrix" or the "Company"), which may be offered from time to time by the Selling Shareholder named herein under "Selling Shareholder." The Shares may be purchased from the Company in the future upon exercise of certain warrants held by the Selling Shareholder.

     The Company will not receive any of the proceeds from the sale of the Shares. The distribution of the Shares by the Selling Shareholder is not subject to any underwriting agreement. The Shares offered by the Selling Shareholder may be sold from time to time at designated prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. In addition, the Selling Shareholder may sell the Shares through customary brokerage channels, either through broker-dealers acting as agents or principals. The Selling Shareholder may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions, commissions, or fees from the Selling Shareholder and/or purchasers of the Shares for whom such broker-dealers may act as agent, or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers that participate with the Selling Shareholder in the distribution of Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of Shares positioned by them might be deemed to be underwriting discounts and commissions within the meaning of the Securities Act of 1933, in connection with such sales.

     As of the close of trading on September 30, 1997, the closing sale price of the Common Stock as quoted on the Nasdaq SmallCap Stock Market system was $2.44 per share. Total expenses of the offering are estimated to be $11,000, all of which will be paid by the Company.

     SEE "RISK FACTORS" COMMENCING ON PAGE 3 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.

                              --------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



               The date of this Prospectus is ____________, 1997.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") on Form S-3 under the Securities Act for registration of the shares of Common Stock offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made.

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information, and a copy of the Registration Statement can be copied and inspected at the public reference facilities of the Commission at 450 Fifth Street, Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661. Copies of all or any portion of the Registration Statement may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company files certain of its materials with the Commission electronically. The Commission maintains a World Wide Web site (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically.

     The Company intends to furnish its Shareholders with Annual Reports containing audited financial statements for each fiscal year.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The Company will furnish without charge to each person, including any beneficial owner to whom this Prospectus is delivered, upon the request of such person, a copy of any or all of the documents referred to below, other than exhibits to such documents. All requests for copies of such documents should be directed in writing to Blair W. McNea, Vice President, ImageMatrix Corporation, 400 S. Colorado Boulevard, Suite 500, Denver, Colorado 80222.

     The following documents filed by the Company with the Commission are incorporated herein by reference:

          1) Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 1996.
          2)   Proxy Statement for the May 16, 1997 Annual Meeting of
               Shareholders.
          3)   Current Report on Form 8-K dated January 16, 1997.
          4) Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1997.
          5) Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1997.
          6) A description of the Common Stock contained in the Company's Registration Statement No. 333-1990 on Form SB-2, dated June 4, 1996.

     All documents filed subsequent to the date of this Prospectus by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of the Shares shall be deemed to be incorporated herein by reference from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  RISK FACTORS

     In addition to the other information in this Prospectus the following risk factors should be considered carefully in evaluating the Company and its business before purchasing the securities offered hereby.

     ACCUMULATED LOSSES; HISTORY OF OPERATING LOSSES. In order to execute its business strategy and develop new software products, the Company will require significant funds. Increased spending and decreased sales levels from the Company's business plan resulted in a net loss of $3,663,000 for the year ended December 31, 1996 and resulted in a net loss of $1,421,000 for the six months ended June 30, 1997. Operating losses are expected to continue as the Company will incur significant expenses in connection with research and development, development of its direct and indirect selling and marketing channels, and the hiring of additional personnel. There can be no assurance that the Company will be profitable in the future or that funds provided by operations and presently available capital will be sufficient to fund the Company's ongoing operations. If the Company has insufficient funds, there can be no assurance that additional financing can be obtained on acceptable terms, if at all. The absence of such financing would have a material adverse effect on the Company's business, including a possible reduction, reorganization or cessation of operations.

     VARIABILITY OF QUARTERLY OPERATIONS. Results of operations have fluctuated significantly in the past and may continue to fluctuate significantly from quarter to quarter as a result of a number of factors, including but not limited to: (i) the volume and timing of system sales; (ii) customer purchasing patterns, long sales cycles, order cancellations and rescheduling of system installations; (iii) the mix of direct and indirect sales; (iv) the actions of competitors; (v) introduction of new versions of operating systems which would require new programming expenses by the Company; and (vi) the timing of the introduction of new software systems. In addition, the Company believes that sales generated by the opening of additional branch offices, the potential for arranging distribution partners and the potential of acquiring other claims processing system providers or document imaging systems integration companies, all of which are difficult to predict, have the possibility of significantly increasing or decreasing the Company's revenues. Accordingly, the Company's future operating results are likely to be subject to significant variability from quarter to quarter and could be adversely affected in any particular quarter. Due to the foregoing factors, it is possible that the Company's operating results may from time to time be below the expectations of public market analysts and investors. In such event, the price of the Company's securities could be adversely affected.

     AUTHORIZATION AND ISSUANCE OF PREFERRED STOCK. The Company's Articles of Incorporation authorize the issuance of up to 5,000,000 shares of Preferred Stock. Pursuant to such authorization, the Company has issued 3,300,000 shares of Series A Convertible Preferred Stock ("Series A Preferred"). The Series A Preferred is non-voting, carries a 7% dividend payable in cash or Common Stock at the election of the Company, has a liquidation preference of $1.00 per share, and is convertible into Common Stock at any time at the lesser of $2.25 per share or 75% of the average closing price for the previous eight trading days prior to conversion. As a result of the conversion feature, the Company recognized a dividend charge of approximately $833,000 effective on April 14, 1997, the date of issuance of the Preferred Stock. The Articles of Incorporation authorize the issuance of a further 1,700,000 shares of Preferred Stock with such rights and preferences as may be determined from time to time by the Board of Directors ("Undesignated Preferred Stock"). Accordingly, under the Articles of Incorporation the Board of Directors may, without shareholder approval, issue the Undesignated Preferred Stock with dividend, liquidation, conversion, voting, redemption or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. The issuance of any shares of the Undesignated Preferred Stock, having rights superior to those of the Common Stock, may result in a decrease of the value or market price of the Common Stock and could be used by the Board of Directors as a device to prevent a change in control of the Company. Holders of the Undesignated Preferred Stock may have the right to receive dividends, certain preferences in liquidation and conversion rights. The Company has no plans to issue shares of the Undesignated Preferred Stock.

     PRODUCT ACCEPTANCE AND MARKET DEVELOPMENT; FUTURE ESTABLISHMENT OF DISTRIBUTION PARTNERS. The market for imaging-based claims processing, particularly for HMOs, is still relatively new and may not develop as anticipated by the Company. The Company's success is dependent upon market acceptance of its products and services in preference to current competing products and services and those that may be developed by others. There can be no assurance that the Company's products and services will achieve a sufficient level of market acceptance to result in profitable operations. The Company's success is also dependent upon the success of its marketing and distribution strategy which involves, to a significant degree, reliance upon attracting additional qualified sales personnel, the establishment of additional branch office locations either internally, or through acquisition, as well as adding marketing partners to sell the Company's systems.

     REVENUE RECOGNITION, PERCENTAGE COMPLETION OF PROJECTS. The Company designs and installs systems which may take up to six months to complete. As a result of using the percentage of completion method of accounting for its long-term contracts, the Company's estimates of total project costs will have a significant influence on the amount of revenue and gross margin to be recognized on individual contracts. In addition, the Company's estimates of the costs to complete a project will determine the amount of revenue and gross margin recognized through the end of each quarter. If actual results differ from the Company's estimates it could result in the premature recording of revenues and gross margins or the deferral into future periods of income or loss that should be currently recognized. If a client cancels a contract the Company could be required to reverse some revenue previously recognized in connection with such contract.

     RELIANCE ON INTERNALLY DEVELOPED SOFTWARE AND CONSEQUENTIAL RISK OF DELAY. The Company's strategy of selling integrated imaging systems which use aspects of its internally created software creates a reliance on software which has been used in limited installations and for a limited amount of time. The Company's software could have functional problems or inadequacies which have not yet been recognized. To the extent such flaws would require redevelopment, the Company's ongoing customer relationships as well as its ability to sell and market its system could be adversely affected.

     RISKS RELATING TO COMPETITION; DYNAMIC MARKET. The market for imaging-based information systems is intensely competitive. Many of the Company's competitors have significantly greater financial, technical, research and development and marketing resources than the Company. The imaging products and services the Company sells compete with other technologies as well as with similar products and services offered by other companies. Additionally, other information management companies may enter the market in which the Company competes. Competitive pressures and other factors, such as new product introductions by the Company's competitors, or the entry into new geographic markets, may result in significant price erosion that could have a material adverse effect on the Company's business. The Company's products are dependent upon a number of advanced technologies, including those relating to computer hardware and software, scanning devices, storage devices, robotic systems and other peripheral components, all of which are subject to rapid technological change. To be competitive, the Company must respond effectively to technological changes by continuing to enhance its existing products to incorporate emerging or evolving technologies and standards. There can be no assurance that the Company will be able to respond effectively to technological changes or new product announcements or introductions by others. Furthermore, there can be no assurance that the Company will be able to access the needed new technology at an acceptable price.

     REVENUE CONCENTRATION FROM SMALL GROUP OF CUSTOMERS. Sales of the Company's imaging systems have been concentrated in a small number of customers. In the six months ended June 30, 1997, four customers accounted for 73% of the Company's revenues, in the year ended December 31, 1996, two customers accounted for 34% of the Company's revenues and in the year ended December 31, 1995, two customers accounted for 69% of the Company's revenues. The inability to replace any such customers with significant new customers would have a material adverse effect on the Company's business. The Company believes the expected increase in the number of sales offices and the release of its proprietary systems may decrease customer concentration levels in the future. However, the Company expects that the proportion of revenues from large customers will continue to be a significant factor with respect to future operations.

     DEPENDENCE ON SOFTWARE VENDOR RELATIONSHIPS. The Company's products and services integrate the software application platforms of various third party software vendors including, but not limited to, FileNet, Inc. ("FileNet"), Oracle Systems, Inc. ("Oracle"), Microsoft, Inc. ("Microsoft") and KOFAX, Inc.
("Kofax").   There can be no assurance that these vendors will continue to conduct business with the Company over the long term, that these vendors will not themselves attempt to compete with the Company in its markets, or that these firms will continue to work cooperatively with the Company in the development of the Company's products. In the case of FileNet, the Company's vendor authorization is an important requirement to the Company's business operations and future plans. FileNet regularly provides referrals of potential clients and establishes credibility with potential clients. Dealer agreements typically provide that a dealer may be terminated with cause upon as little as 30 days' notice. The Company's current dealer agreements are generally for durations of one year. Vendors have regularly renewed the Company's dealer agreements; however, no assurance can be given that such renewals will continue or that the referrals generated from such relationships, whether the relationships continue or not, will continue to occur. The loss of vendor authorization from FileNet could have a material adverse effect on the Company's business. The Company believes that there are competitive alternatives should its relationship with any particular software vendor deteriorate, but there can be no assurance that such alternatives would be available, or could be implemented without adverse effect on the Company.

     ABILITY TO MANAGE GROWTH IN REVENUE, ASSETS, LIABILITIES AND INCOME. As a result of internal development and expansion into additional applications and markets, the Company has at times grown rapidly. There is no assurance that the Company will continue to experience growth. However, growth and expansion, if experienced, could continue to place a significant strain on the Company's services and support operations, cash flow, sales and administrative personnel and other resources. The Company's ability to manage such growth effectively will require the Company to continue improving its operational, management and financial capabilities and systems. As a result, the Company is subject to certain growth-related risks, including the risk that it will be unable to hire and retain qualified personnel or other resources necessary to sustain growth.

     DEPENDENCE ON KEY PERSONNEL.  Gerald E. Henderson, Blair W. McNea, Dennis
C. Hefter and certain other executive officers and employees have been primarily responsible for the development and expansion of the Company's business, and the loss of the services of one or more of these individuals could have a material adverse effect on the Company. The Company's future success will be dependent in part upon its continued ability to recruit, motivate and retain qualified personnel. There can be no assurance that the Company will be successful in this regard. Except for a non-disclosure provision in Mr. Henderson's employment agreement and a non-competition provision in the Company's employment agreement with Dennis Hefter, President and Chief Operating Officer of the Company, the Company does not have non-competition agreements with any key personnel. The Company maintains for its benefit a $1,000,000 key man life insurance policy on the life of Mr. Henderson, a $500,000 key man life insurance policy on the life of Mr. McNea and has applied for a key man life insurance policy of $1,000,000 on Mr. Hefter.

     DEPENDENCE ON PROPRIETARY RIGHTS, COPYRIGHTS, AND POTENTIAL PATENTS. To develop and maintain its competitive position, the Company relies primarily upon the technical expertise and creative skills of its personnel, independent consultants and contractors. To protect its proprietary products, concepts and systems, the Company relies on copyrights held by third parties and by the Company, confidentiality and invention assignment agreements, and may in the future file applications for patents and further copyrights for software it develops. There can be no assurance that copyrights, patents (if applied for) or confidentiality or invention assignment agreements will not be breached or that the Company will have adequate remedies for any such breaches. Although the Company is not aware of any infringement by it of intellectual property rights held by third parties, there can be no assurance that the Company is not infringing on the intellectual property rights of others. The Company has acquired non-exclusive licenses to certain software owned by third parties which is used in certain of the Company's products. Litigation against the Company, whether or not successful, regarding copyrights, or infringement by the Company of the patent rights or copyrights of others could have a material adverse effect on the Company's business. There can be no assurance that patents or copyright registrations which may be applied for, issued to or licensed by the Company will not be challenged or circumvented by competitors or found to be overly broad so as to fail to adequately protect the Company's technology or to provide it with any competitive advantage.

     LONG SALES AND DELIVERY CYCLE. Because the Company's imaging systems typically range in sales price from $150,000 to $3,000,000, the decision by a client to purchase a system typically involves a major commitment of capital and an extended review and approval process. Accordingly, the sales cycle for the Company's system is typically 6 to 12 months from initial contact to receipt of order. During these periods, the Company may expend substantial efforts and funds preparing a contract proposal and negotiating the contract. The length of time between receipt of order and system acceptance typically ranges from three to six months depending on the size of the system, the products ordered and delivery terms. Any significant or ongoing failure to achieve signed contracts and subsequent customer acceptance after expending time, effort and funds, or in excess of expected completion time, could have a material adverse effect on the Company's business.

     CREDIT RISK. Although the Company has not experienced any material losses related to client inability to pay for its services, as the Company's customer base expands it may be subject to increased credit risk. Because the Company's revenues are derived from a small number of significant customers, the Company's receivables are similarly concentrated. The inability of one of these significant customers to satisfy its obligations to the Company could have an adverse material effect on the Company. Also, in the event that the system performance does not meet customer expectations, customers could hold back on payments for portions of the overall system contract until additional services have been performed. Such hold backs could cause the Company to: (i) incur losses on its installations or earn less profit than anticipated; or (ii) fail to receive payments for certain portions of its work.

     UNCERTAINTY IN COVERAGE PROVIDER INDUSTRY; GOVERNMENT HEALTH CARE REFORM PROPOSALS. The health insurance and HMO industries are subject to changing political, economic and regulatory influences that may affect the procurement practices and operation of health maintenance organizations ("HMOs") and health insurance companies ("Coverage Providers"). If health care reform proposals that feature a single-payor system or that control methods by which claims are processed and reimbursed are adopted, the anticipated market for the ClaimMatrix/(TM)/ system could be materially adversely affected. Health care reform proposals have contained provisions to increase governmental involvement in health care, lower reimbursement rates and otherwise change the operating environment for care providers and Coverage Providers. Coverage Providers may react to these proposals and the uncertainty surrounding such proposals by curtailing or deferring investments, including those for the Company's products and services. Cost containment measures instituted by Coverage Providers as a result of regulatory reform or otherwise could result in greater selectivity in the allocation of capital funds. Such selectivity could have a material adverse effect on the Company's ability to sell its products and services.

     PRODUCT LIABILITY. The Company's products are used to provide information that is critical to its clients' operations and management information systems. Any failure by the Company's systems to provide accurate and timely information or loss of client data could result in claims against the Company. The Company maintains insurance to protect against errors and omissions claims associated with the use of its systems in an amount up to a $1,000,000 total limit with a deductible amount of $25,000 per occurrence, but there can be no assurance that its insurance coverage would adequately cover any claim asserted against the Company. A successful claim brought against the Company in excess of its insurance coverage or for any reason not within the scope of coverage of its policy could have a material adverse effect on the Company. Generally, the Company's contracts with its clients limit the ability of such clients to seek payment from the Company for consequential damages. Even unsuccessful claims could result in the Company's expenditure of funds in litigation and management time and resources. There can be no assurance that the Company will not be subject to claims related to its products and services, that such claims will not result in liability in excess of its insurance coverage, that the Company's insurance will cover such claims, or that appropriate insurance will continue to be available to the Company in the future at commercially reasonable rates.

     REGULATORY RISK. The Company does not believe that its current systems are subject to U.S. Food and Drug Administration ("FDA") review and approval. The core ClaimMatrix/(TM)/ system is intended for internal use by Coverage Providers to process claims for payment to insured or member parties. However, if the FDA chooses to regulate software associated with medical treatment management, it could impose extensive requirements governing pre- and post-market conditions such as device investigation, approval, labeling and manufacturing. In addition, such products would be subject to FDA's general controls, including those relating to good manufacturing practices and adverse experience reporting. To the extent the Company is forced by competitive pressures, or it desires to expand the applications of the ClaimMatrix/(R)/ system to include patient records management, the Company's systems may come under FDA jurisdiction.

     TREND TOWARD CAPITATION OF HEALTH CARE COSTS. So-called "capitation-based" health care plans utilize a flat fee rate service which is negotiated with a health care provider or group. Through capitation plans the cost risks are transferred from the Coverage Provider to the health care provider or group. In the event that Coverage Providers are not subject to claim risks, the positive productivity impacts of installation of the Company's ClaimMatrix/(TM)/ system for Coverage Providers may be reduced, which may adversely affect the Company's sales.

     SECURITIES ELIGIBLE FOR FUTURE SALE. The sale of substantial amounts of Common Stock in the public market subsequent to the effectiveness of the registration statement of which this Prospectus forms a part, pursuant to Rule 144 and Regulation S promulgated under the Securities Act of 1933, as amended (the "Securities Act") or otherwise, or the perception that such sales could occur, may adversely affect prevailing market prices of the Company's securities and could impair the future ability of the Company to raise additional capital through an offering of its equity securities.

     RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS. This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934 and the Company intends that such forward-looking statements be subject to the safe harbors for such statements under such sections. The Company's forward-looking statements include the plans and objectives of management for future operations, including plans and objectives relating to the ClaimMatrix/(TM)/ system, systems integration services, and future economic performance of the Company. The forward-looking statements and associated risks set forth in this Prospectus include or relate to: (i) the ability of the Company to attract and retain qualified professionals for system installation for the ClaimMatrix/(TM)/, CaptureMatrix/(TM)/ and ServiceMatrix/(TM)/ systems, (ii) the ability of the Company to market its products and services at competitive prices, (iii) the ability of the Company to develop brand-name recognition for its systems, (iv) the ability of the Company to develop an effective sales staff and sales network of distribution partners, (v) market acceptance of the Company's systems, (vi) success of the Company's market initiatives, (vii) success of the Company in forecasting demand for its systems, (viii) the ability of the Company to diversify sales of Company products and services to large and small customers, (ix) the ability to maintain pricing and thereby maintain adequate profit margins, (x) ability to achieve adequate intellectual property protection for the Company's products, and (xi) success of the Company in increasing proprietary system sales as a percentage of overall revenues to increase gross profit margins and decrease general, administrative and sales costs as a percentage of overall gross profit.

     The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that the Company will continue to design, market and provide new products and services on a timely basis, that competitive conditions in the claims processing market will not change adversely or materially, the market will accept the Company's systems, that the Company will retain and add qualified sales, research and systems integration personnel and consultants, that the Company's forecasts will accurately anticipate market demand, and that there will be no material adverse change in the Company's operations or business. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control. Accordingly, although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the "Risk Factors" section of this Prospectus, there are a number of other risks presented by the Company's business and operations which could cause the Company's net sales or net income, or growth in net sales or net income to vary markedly from prior results or the results contemplated by the forward-looking statements. Growth in absolute amounts of cost goods sold and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause the Company to alter its marketing, capital investment and other expenditures, which may also adversely affect the Company's results of operations. In light of significant uncertainties inherent in the forward-looking information included in this Prospectus, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company's objectives or plans will be achieved.

     NO DIVIDENDS. The Company has not paid any dividends on its Common Stock and does not intend to pay dividends in the foreseeable future.

     STAGGERED TERMS OF DIRECTORS. The Company's directors are elected to staggered terms, such that it would require at least two years for a majority of the Company's current directors to be replaced.

     LIMITATIONS ON LIABILITY OF DIRECTORS. The Company's Articles of Incorporation substantially limit the liability of the Company's Directors to its shareholders for breach of fiduciary or other duties to the Company, to the full extent permitted by Colorado law.

     THINLY TRADED STOCK AND VOLATILITY OF STOCK PRICE. The Company's Common Stock is concentrated in the hands of management, is thinly traded and is subject to significant price volatility. Between the Company's June 1996 initial public offering and September 30, 1997, the closing prices of Company's Common Stock ranged from a high of $6.13 to a low of $1.25.


                                USE OF PROCEEDS

     The Company will not receive any part of the proceeds from the sale of the Shares. All net proceeds of sale will go to the Selling Shareholder.

                              SELLING SHAREHOLDER

     The following table sets forth certain information with respect to the Common Stock beneficially owned by the Selling Shareholder as of September 30, 1997, and as adjusted to give effect to the sale of such securities. The Shares are being registered to permit public secondary trading of such securities, and the Selling Shareholder may offer such securities for resale from time to time. See "Plan of Distribution".

     The Shares of Common Stock being offered by the Selling Shareholder constitute 1,500,000 Shares that may be purchased by the Selling Shareholder upon exercise of warrants to purchase Common Stock held by such person ("Warrants") acquired from the Company in a private transaction in reliance on
Section 4(2) of the Securities Act and Regulation D promulgated thereunder as the basis for an exemption from registration. In connection with such private transaction, the Company agreed to register all such shares of Common Stock issuable upon exercise of the Warrants. The registration statement of which this Prospectus is a part registers only the resale of shares of Common Stock that are issuable upon exercise of Warrants, and does not register the Warrants themselves. The Selling Shareholder has not had a material relationship with the Company within the past three years other than as a result of ownership of the securities of the Company. The Shares may be offered from time to time by the Selling Shareholder named below or its nominees, and this Prospectus may be required to be delivered by persons who may be deemed to be underwriters in connection with the offer or sale of such securities. See "Plan of Distribution". In accordance with the rules of the Commission, the columns "Common Stock Owned After Offering" show the amount of securities owned by Selling Shareholder after the offering. The numbers in such columns assume all Shares registered and offered by this Prospectus, shown in the column "Common Stock Offered" are sold by the Selling Shareholder. However, the Selling Shareholder is not required to sell any of the Shares offered, and the Selling Shareholder may sell as many or as few Shares as it chooses. See "Plan of Distribution".

     As of September 30, 1997 there were 8,935,120 shares of Common Stock and 325,000 shares of Series A Convertible Preferred Stock ("Preferred Stock") outstanding. The Preferred Stock is convertible by the holders thereof at any time into the number of shares of Common Stock resulting from dividing the number of shares of Preferred Stock by the lesser of (i) $2.25, or (ii) 75% of the average market price of the Common Stock on the eight trading days prior to conversion ("Average Market Price"). The Average Market Price as of September 30, 1997 was $1.81, and therefore, for purposes of the table below, the 325,000 shares of Preferred Stock are treated as converted into 184,000 shares of Common Stock, resulting in 9,119,120 total shares of Common Stock outstanding as of such date. As a result of the conversion feature, the Company recognized a dividend charge of approximately $833,000 effective on April 14, 1997, the date of issuance of the Preferred Stock.



Name of                                   Common Stock             Common Stock          Common Stock
Selling Shareholder               Owned Prior to Offering/(1)/     Offered/(1)/      Owned After Offering
-------------------               ----------------------------     -------------     -------------------
                                     Amount      Percent/(2)/                     Amount/(3)/    Percent/(2)(4)/
                                     ------      ------------                     -----------    ---------------
Mueller Trading LP of Lakewood    1,500,000         16.4%          1,500,000            0               --

-------------------------------------
(1) Includes 1,500,000 Shares which may be purchased by Selling Shareholder upon exercise of Warrants.
(2) No percent of class is shown for holders of less than 1%. Percentage computations are based on 9,119,120 shares of Common Stock outstanding as of September 30, 1997 (includes Common Stock issuable upon conversion of Preferred Stock - see paragraphs preceding table).
(3) Assumes sale of all Common Stock offered hereby. See "Plan of Distribution".
(4) Assumes issuance of 1,500,000 shares of Common Stock registered hereby, issuable upon exercise of the Warrants, and is therefore based on 10,619,120 shares of Common Stock outstanding (includes Common Stock issuable upon conversion of Preferred Stock - see paragraphs preceding table). No percent of class is shown for holders of less than 1%.


                              PLAN OF DISTRIBUTION

     The distribution of the Shares by the Selling Shareholder is not subject to any underwriting agreement. The Shares offered by the Selling Shareholder may be sold from time to time at designated prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. The Selling Shareholder are not required to sell any of the Shares offered, and the Selling Shareholder may sell as many or as few Shares as they choose. In addition, the Selling Shareholder may sell the Shares through customary brokerage channels, either through broker-dealers acting as agents or principals. The Selling Shareholder may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions, commissions, or fees from the Selling Shareholder and/or purchasers of the Shares for whom such broker-dealers may act as agent, or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers that participate with the Selling Shareholder in the distribution of Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of Shares positioned by them might be deemed to be underwriting discounts and commissions within the meaning of the Securities Act of 1933, in connection with such sales. The Company has entered into a Selling Agreement with holders of all of the Shares offered hereby, which contains the Company's agreement to indemnify the Selling Shareholder for losses or damages, including losses or damages under the Securities Act, to which the Selling Shareholder may become subject arising out of or based upon untrue statements of fact contained in the registration statement of which this Prospectus is a part.


                                INDEMNIFICATION

     The Colorado Business Corporation Act (the "Colorado Act") permits the Company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if: (i) the officer or director acted in good faith; (ii) the person reasonably believed, in the case of conduct in an official capacity with the Company, that his or her conduct was in the best interests of the Company, or in all other cases, that his or her conduct was at least not opposed to the Company's best interests; and, (iii) in the case of a criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. If the officer or director is successful on the merits in such a proceeding, the Colorado Act requires the Company to indemnify the officer or director against all expenses, including attorneys' fees incurred in connection with any such proceeding. The Colorado Act authorizes the Company to advance expenses incurred in defending any such proceeding under certain circumstances. Article X of the Company's Articles of Incorporation provide that the Company shall indemnify its officers and directors to the fullest extent permitted by the Colorado Act.

     The Colorado Act permits the Company to limit the personal liability of its directors for monetary damages for breaches of fiduciary duty as a director, except for breaches that involve the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts involving unlawful dividends or stock redemptions or transactions from which the director derived an improper personal benefit.
Article IX of the Company's Articles of Incorporation, as amended, includes such a provision which limits the personal monetary liability of its directors.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                                    EXPERTS

     The consolidated financial statements of ImageMatrix Corporation appearing in ImageMatrix Corporation's Annual Report (Form 10-KSB/A) for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                 LEGAL OPINION

     The legality of the Common Stock offered will be passed upon for the Company by Chrisman, Bynum & Johnson, P.C., 1900 Fifteenth Street, Boulder, CO 80302.

                        -------------------------------

No person has been authorized to give any information or make any representations other than those contained in this Prospectus in connection with the sale or offering of any Shares of Common Stock covered by this Prospectus, and if given or made, such other information or representations must not be relied upon as having been authorized by ImageMatrix Corporation or the Selling Shareholder. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, in any jurisdiction to any person to whom it is not lawful to make such offer or solicitation in such jurisdiction. Under no circumstances should the delivery of this Prospectus or the sale or offering of any Shares of Common Stock covered by this Prospectus create any implication that there has been no change in the business or operations of ImageMatrix Corporation since the date of this Prospectus.


                        -------------------------------


                               TABLE OF CONTENTS


                                                            Page
                                                            ----


Available Information. . . . . . . . . . . . . . . . . . .    2
Documents Incorporated by Reference. . . . . . . . . . . .    2
Risk Factors . . . . . . . . . . . . . . . . . . . . . . .    3
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . .    8
Selling Shareholder. . . . . . . . . . . . . . . . . . . .    8
Plan of Distribution . . . . . . . . . . . . . . . . . . .    9
Indemnification. . . . . . . . . . . . . . . . . . . . . .    9
Experts . . . . . . . . . . . . . . . . . . . . .. . . . .    10
Legal Opinion. . . . . . . . . . . . . . . . . . . . . . .    10





                                1,500,000 Shares



                            IMAGEMATRIX CORPORATION


                          Common Stock (No Par Value)



                                  PROSPECTUS



                  -------------------------------------------






                  -------------------------------------------




                              _____________, 1997

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
          --------------------------------------------

     The expenses in connection with the issuance and distribution of the securities being registered, other than brokerage discounts, fees or commissions, are:

Commission Registration Fee                   $    1,109

Accounting Fees and Expenses                       4,500

Legal Fees and Expenses                            5,000

Miscellaneous Expenses                               391
                                               ____________

Total                                         $   11,000


     All expenses, except the registration fee, are estimated. The Company will pay all expenses in connection with this Offering.

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.
          ------------------------------------------

     The Colorado Business Corporation Act (the "Colorado Act") permits the Company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if: (i) the officer or director acted in good faith; (ii) the person reasonably believed, in the case of conduct in an official capacity with the Company, that his or her conduct was in the best interests of the Company, or in all other cases, that his or her conduct was at least not opposed to the Company's best interests; and, (iii) in the case of a criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. If the officer or director is successful on the merits in such a proceeding, the Colorado Act requires the Company to indemnify the officer or director against all expenses, including attorneys' fees incurred in connection with any such proceeding. The Colorado Act authorizes the Company to advance expenses incurred in defending any such proceeding under certain circumstances. Article X of the Company's Articles of Incorporation provide that the Company shall indemnify its officers and directors to the fullest extent permitted by the Colorado Act.

     The Colorado Act permits the Company to limit the personal liability of its directors for monetary damages for breaches of fiduciary duty as a director, except for breaches that involve the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts involving unlawful dividends or stock redemptions or transactions from which the director derived an improper personal benefit.
Article IX of the Company's Articles of Incorporation, as amended, includes such a provision which limits the personal monetary liability of its directors.

ITEM 16.  EXHIBITS
          --------

Exhibit
Number                       Description of Exhibit
------                       ----------------------


 1.1 Form of Selling Agreement.

 4.1 Form of Certificate for Shares of Common Stock./(1)/

 4.2 Form of Warrant Agreement and Redeemable Warrant./(1)/

 4.3 Form of Stock Purchase Warrant A./(2)/

 4.4 Form of Stock Purchase Warrant B./(2)/

 5.1 Opinion of Chrisman, Bynum & Johnson, P.C.

23.1 Consent of Ernst & Young LLP.

23.2 Consent of Chrisman, Bynum & Johnson, P.C. (contained in the opinion filed as Exhibit 5.1).

24.1 Power of attorney (included in signature page of original filing).
_________
(1) Incorporated by reference from the Company's Registration Statement No. 333-1990 on Form SB-2 dated June 4, 1996.

(2) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1997.

ITEM 17.  UNDERTAKINGS
          ------------

     (1)  The undersigned Registrant hereby undertakes:

          A. To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in Paragraph (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          B. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 2nd day of October, 1997.

                                    IMAGEMATRIX CORPORATION


                                    By:/s/ Dennis Hefter
                                       ------------------------------
                                       Dennis Hefter, President


                                    By:/s/ Blair W. McNea
                                       ------------------------------
                                       Blair W. McNea, Chief Financial Officer,
                                       Vice President, Business Development

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis Hefter, Blair W. McNea, or either of them, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                   Title                           Date
---------                   -----                           ----


/s/ Dennis Hefter           President, Chief Operating      October 2, 1997
------------------------    Officer and Director
Dennis Hefter               (Principal Executive Officer)


                            Chief Executive Officer         _________, 1997
------------------------    and Director
Gerald E. Henderson

/s/ Blair W. McNea          Chief Financial Officer,        October 2, 1997
-----------------------     Senior Vice President -
Blair W. McNea              Business Development,
                            Secretary, Treasurer and
                            Director, (Principal Financial
                            and Accounting Officer)


                            Director                        _________, 1997
------------------------
Robert Beekmann


/s/ Bryan Finkel            Director                        September 30, 1997
------------------------
Bryan Finkel


/s/ David Seigle            Director                        September 30, 1997
------------------------
David Seigle


/s/ Beverly Sloan           Director                        October 2, 1997
------------------------
Beverly Sloan


/s/ Jaidev Sugavanam        Director                        October 1, 1997
------------------------
Jaidev Sugavanam

                                 EXHIBIT INDEX


Exhibit
Number                     Description of Exhibit                           Page
------                     ----------------------                           ----

 1.1      Form of Selling Agreement.

 4.1      Form of Certificate for Shares of Common Stock./(1)/

 4.2      Form of Warrant Agreement and Redeemable Warrant./(1)/

 4.3      Form of Stock Purchase Warrant A./(2)/

 4.4      Form of Stock Purchase Warrant B./(2)/

 5.1      Opinion of Chrisman, Bynum & Johnson, P.C.

23.1      Consent of Ernst & Young LLP.

23.2      Consent of Chrisman, Bynum & Johnson, P.C.
           (contained in the opinion filed as Exhibit 5.1).

24.1      Power of attorney (included in signature page of
           original filing).
_________
(1) Incorporated by reference from the Company's Registration Statement No. 333-1990 on Form SB-2 dated June 4, 1996.

(2) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1997.